Exhibit 99.1

Ideal Power Reports Third Quarter 2020 Financial Results

AUSTIN, TX – November 12, 2020 -- Ideal Power Inc. (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its third quarter ended September 30, 2020.

“During the third quarter, we maintained our momentum toward our commercialization goals,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power. “Recently, we completed our first milestone with United States Naval Sea Systems Command (NAVSEA) under our partnership with Diversified Technologies, Inc. (DTI) finishing the first wafer fabrication run with Teledyne. Devices are being packaged and will be tested and characterized under the NAVSEA program. We now have both initial driver and packaging designs through our collaboration with The University of Texas at Austin’s Microelectronics Research Center. Overall, we continue to make progress toward commercialization, and are excited about our prospects for B-TRAN™ as a differentiated technology that addresses a large and growing market.”

Key Recent Operational Highlights

•	Completed first major milestone under NAVSEA program in partnership with DTI to demonstrate B-TRAN™ enabled high efficiency direct current circuit breakers; received B-TRAN™ wafers from Teledyne’s first fabrication run under the program, which are being tested for selection and packaging into B-TRAN™ devices.
•	In collaboration with The University of Texas at Austin’s Microelectronics Research Center:
o	Completed design and fabrication of initial version of our new B-TRAN™ driver
o	Under the NAVSEA program, completed the initial design of new B-TRAN™ device packaging
•	Developed a new high power test rig to enable testing of packaged devices at high voltage and high current conditions as part of the device characterization required under the NAVSEA program and for the generation of a data sheet for the engineering sample program.
•	B-TRAN™ Patent Estate: Currently have 57 issued B-TRAN™ patents with 21 of those issued outside of the United States and 25 pending B-TRAN™ patents. Current geographic coverage now includes North America, China, Japan and Europe, with potential to expand coverage into South Korea and India.
•	As of September 30, 2020, and inclusive of the previously announced early warrant exercise transaction, we have raised $3 million in 2020 from warrant exercises.

Third Quarter 2020 Financial Results

•	Research and development expenses in the third quarter of 2020 were $0.5 million compared to $0.3 million in the third quarter of 2019. The increase was due to higher expenses related to B-TRAN wafer fabrication and driver development.
•	General and administrative expenses in the third quarter of 2020 were $0.7 million compared to $0.5 million in the third quarter of 2019.

•	In connection with the early warrant exercise transaction, we recorded a non-cash warrant inducement expense of $3.7 million within other expenses representing the estimated fair value of the new warrants issued in the transaction.
•	Net loss in the third quarter of 2020 was $4.9 million, inclusive of the $3.7 million non-cash warrant inducement expense, compared to $0.8 million in the third quarter of 2019. The third quarter of 2019 included a $0.1 million loss from discontinued operations related to our PPSA operations which we sold in September 2019.
•	Cash used in operating activities for the first nine months of 2020 was $2.3 million compared to $2.4 million in the first nine months of 2019.
•	Cash and cash equivalents totaled $3.8 million at September 30, 2020. In August 2020, the Company raised net cash proceeds of $2.5 million from the early warrant exercise transaction.
•	Long-term debt outstanding at September 30, 2020 was $0.1 million relating to a Payroll Protection Program loan received in the second quarter of 2020 to temporarily subsidize payroll and facilities costs in a business landscape impacted by the COVID-19 pandemic. We currently expect this loan to be forgiven.

Third Quarter 2020 Conference Call Details

Ideal Power CEO and President Dan Brdar and CFO Tim Burns will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, November 12, 2020
Time:	4:30 p.m. EDT, 1:30 p.m. PDT
Toll-free dial-in number:	1-866-248-8441
International dial-in number:	1-323-289-6576
Conference ID:	8075834

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=142114 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on November 12, 2020 through December 12, 2020.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	8075834

About Ideal Power Inc.

Ideal Power (Nasdaq: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including the success of our contract with DTI, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, our ability to secure additional financing on commercially reasonable terms, or at all, especially in light of the market volatility uncertainty as a result of the COVID-19 pandemic and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA; Keith Fetter

T: 212-838-3777

IdealPowerIR@lhai.com

 IDEAL POWER INC.

Balance Sheets

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,769,225	$3,057,682
Accounts receivable, net	28,623	–
Prepayments and other current assets	138,436	248,148
Total current assets	3,936,284	3,305,830

Property and equipment, net	41,797	47,302
Intangible assets, net	1,583,523	1,634,378
Right of use asset	126,257	260,310
Other assets	–	17,920
Total assets	$5,687,861	$5,265,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,710	$182,956
Accrued expenses	383,374	319,135
Current portion of lease liability	129,995	183,119
Total current liabilities	580,079	685,210

Long-term debt	91,407	–
Long-term lease liability	–	82,055
Other long-term liabilities	607,974	609,242
Total liabilities	1,279,460	1,376,507

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 2,976,709 shares issued and 2,975,388 shares outstanding at September 30, 2020, and 2,101,272 shares issued and 2,099,951 shares outstanding at December 31, 2019, respectively	2,977	2,101
Additional paid-in capital	78,419,046	71,242,256
Treasury stock, at cost, 1,321 shares at September 30, 2020 and December 31, 2019	(13,210)	(13,210)
Accumulated deficit	(74,000,412)	(67,341,914)
Total stockholders’ equity	4,408,401	3,889,233
Total liabilities and stockholders’ equity	$5,687,861	$5,265,740

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Grant revenue	$147,787	$–	$154,302	$–
Cost of grant revenue	147,787	–	154,302	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	494,548	250,773	1,161,537	804,741
General and administrative	677,967	471,272	1,773,615	1,520,325
Total operating expenses	1,172,515	722,045	2,935,152	2,325,066

Loss from continuing operations before interest	(1,172,515)	(722,045)	(2,935,152)	(2,325,066)

Other expenses:
Interest expense, net	1,358	2,763	2,480	3,072
Warrant inducement expense	3,720,866	–	3,720,866	–
Total other expenses	3,722,224	2,763	3,723,346	3,072

Loss from continuing operations	(4,894,739)	(724,808)	(6,658,498)	(2,328,138)
Loss from discontinued operations	–	(78,796)	–	(768,047)
Loss on sale of discontinued operations	–	(9,107)	–	(9,107)
Net loss	$(4,894,739)	$(812,711)	$(6,658,498)	$(3,105,292)

Loss from continuing operations per share – basic and fully diluted	$(1.28)	$(0.49)	$(2.04)	$(1.60)
Loss from discontinued operations per share – basic and fully diluted	–	(0.06)	–	(0.53)
Net loss per share – basic and fully diluted	$(1.28)	$(0.55)	$(2.04)	$(2.13)

Weighted average number of shares outstanding – basic and fully diluted	3,821,717	1,474,001	3,264,860	1,460,507

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Loss from continuing operations	$(6,658,498)	$(2,328,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,368	82,913
Write-off of capitalized patents	18,235	–
Stock-based compensation	434,782	156,882
Stock issued for services	50,000	–
Warrant inducement expense	3,720,866	–
Decrease in operating assets:
Accounts receivable	(28,623)	–
Prepayments and other current assets	127,632	204,530
Increase (decrease) in operating liabilities:
Accounts payable	(116,246)	1,337
Accrued expenses	61,845	6,336
Net cash used in operating activities	(2,303,639)	(1,876,140)
Net cash used in operating activities – discontinued operations	–	(557,096)

Cash flows from investing activities:
Purchase of property and equipment	(12,407)	(4,253)
Acquisition of intangible assets	(35,836)	(74,342)
Net cash used in investing activities	(48,243)	(78,595)
Net cash provided by investing activities – discontinued operations	–	23,587

Cash flows from financing activities:
Proceeds from loans	91,407	–
Proceeds from the exercise of warrants	2,972,018	–
Net cash provided by financing activities	3,063,425	–

Net increase (decrease) in cash and cash equivalents – continuing operations	711,543	(1,954,735)
Net decrease in cash and cash equivalents – discontinued operations	–	(533,509)
Cash and cash equivalents at beginning of period	3,057,682	3,258,077
Cash and cash equivalents at end of period	$3,769,225	$769,833

IDEAL POWER INC.

Statement of Stockholders’ Equity

For the Three-Month Periods during the Nine Months Ended September 30, 2020 and 2019

(unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balances at December 31, 2018	1,404,479	$1,404	1,518,430	$1,518	$68,022,484	1,321	$(13,210)	$(63,414,252)	$4,597,944
Conversion of preferred stock to common stock	70,843	71	(708,430)	(708)	637	—	—	—	—
Stock-based compensation	—	—	—	—	(25,814)	—	—	—	(25,814)
Net loss for the three months ended March 31, 2019	—	—	—	—	—	—	—	(1,040,899)	(1,040,899)
Balances at March 31, 2019	1,475,322	1,475	810,000	810	67,997,307	1,321	(13,210)	(64,455,151)	3,531,231
Stock-based compensation	—	—	—	—	101,843	—	—	—	101,843
Net loss for the three months ended June 30, 2019	—	—	—	—	—	—	—	(1,251,682)	(1,251,682)
Balances at June 30, 2019	1,475,322	$1,475	810,000	$810	$68,099,150	1,321	$(13,210)	$(65,706,833)	$2,381,392
Stock-based compensation	—	—	—	—	16,692	—	—	—	16,692
Net loss for the three months ended September 30, 2019	—	—	—	—	—	—	—	(812,711)	(812,711)
Balances at September 30, 2019	1,475,322	$1,475	810,000	$810	$68,115,842	1,321	$(13,210)	$(66,519,544)	$1,585,373

Balances at December 31, 2019	2,101,272	$2,101	—	$—	$71,242,256	1,321	$(13,210)	$(67,341,914)	$3,889,233
Stock-based compensation	—	—	—	—	116,497	—	—	—	116,497
Net loss for the three months ended March 31, 2020	—	—	—	—	—	—	—	(930,501)	(930,501)
Balances at March 31, 2020	2,101,272	2,101	—	—	71,358,753	1,321	(13,210)	(68,272,415)	3,075,229
Stock-based compensation	—	—	—	—	109,671	—	—	—	109,671
Stock issued for services	26,316	26	—	—	49,974	—	—	—	50,000
Exercise of warrants	225,718	226	—	—	175,590	—	—	—	175,816
Net loss for the three months ended June 30, 2020	—	—	—	—	—	—	—	(833,258)	(833,258)
Balances at June 30, 2020	2,353,306	$2,353	—	$—	$71,693,988	1,321	$(13,210)	$(69,105,673)	$2,577,458
Stock-based compensation	—	—	—	—	208,614	—	—	—	208,614
Exercise of warrants	250,566	251	—	—	248,365	—	—	—	248,616
Early warrant exercise transaction	372,837	373	—	—	2,547,213	—	—	—	2,547,586
Warrant inducement expense	—	—	—	—	3,720,866	—	—	—	3,720,866
Net loss for the three months ended September 30, 2020	—	—	—	—	—	—	—	(4,894,739)	(4,894,739)
Balances at September 30, 2020	2,976,709	$2,977	—	$—	$78,419,046	1,321	$(13,210)	$(74,000,412)	$4,408,401